UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Credo Technology Group Holding Ltd
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL GENERAL MEETING OF
CREDO TECHNOLOGY GROUP HOLDING LTD
To Be Held on September 20, 2022
The 2022 Annual General Meeting (the “Annual Meeting”) of Credo Technology Group Holding Ltd, a Cayman Islands exempted company, is scheduled to be held on Tuesday, September 20, 2022, at 1:00 p.m. Pacific Time both virtually via the internet and in person at Credo Semiconductor Inc., 110 Rio Robles, San Jose, California 95134.

Due to the public health concerns regarding the COVID-19 pandemic, the Annual Meeting will also be held virtually via live audio-only webcast at www.meetnow.global/MR5CLVJ, but the physical location of the Annual Meeting will remain at the location specified above for the purposes of the Company’s amended and restated memorandum and articles of association (the “Articles”). If you attend the Annual Meeting virtually, you will be able to vote your ordinary shares electronically by Internet and submit questions online during the meeting by logging in to the website specified above using the control number provided directly by Computershare if you are a shareholder of record as described in the "Questions and Answers About Our Annual Meeting" (the "Q & A") section under “If I am a shareholder of record, how do I vote my shares?” below, or, if you hold shares through a broker, by following the instructions to obtain a legal proxy and submitting it to Computershare for a control number as outlined in the Q & A under “How do I register to attend the Annual Meeting virtually?”.
The purposes of the Annual Meeting are:
1.To elect the three (3) Class I director nominees to hold office until the earlier of the 2025 Annual General Meeting (the “2025 Annual Meeting”) or their resignation or removal; and
2.To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending April 29, 2023.
In addition, shareholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
The foregoing items of business are more fully described in the proxy statement accompanying this notice of Annual Meeting.
We have established the close of business, Pacific Time, on August 2, 2022, as the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only holders of ordinary shares as of the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend and vote at the Annual Meeting, and any person giving a proxy has the right to revoke it at any time before it is exercised. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
Our Board recommends that you vote: FOR the Board’s nominees for directors; and FOR the ratification of the appointment of our independent registered public accounting firm.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Articles or Cayman Islands law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 1:00 p.m. Pacific Time on the date specified above at Credo Semiconductor Inc., 110 Rio Robles, San Jose, California 95134 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical and virtual locations announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement in the Investor Relations section of our website at https://investors.credosemi.com.
Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail or email or that are provided via the Internet or by your broker.
BY ORDER OF THE BOARD OF DIRECTORS

WILLIAM J. BRENNAN
President, Chief Executive Officer and Director
August 9, 2022
Important notice regarding the availability of proxy materials for the Annual Meeting:
The proxy statement and the financial and other information contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2022 are available on the Internet and may be viewed at www.edocumentview/CRDO.

PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF CREDO TECHNOLOGY GROUP HOLDING LTD
August 9, 2022

INTRODUCTION
This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors (the “Board”) of Credo Technology Group Holding Ltd, a Cayman Islands exempted company, of proxies for use at our Annual General Meeting (referred to herein as the “Annual Meeting” or the “meeting”) scheduled to be held at 1:00 p.m. Pacific Time, on Tuesday, September 20, 2022 at Credo Semiconductor Inc., 110 Rio Robles, San Jose, California 95134 and virtually via the Internet at www.meetnow.global/MR5CLVJ. In the interest of public health, and due to the impact of the coronavirus "COVID-19"), we are also planning for the Annual Meeting to be held virtually over the Internet, but the physical location of the Annual Meeting will remain at the location specified above for the purposes of the Company’s amended and restated memorandum and articles of association (the “Articles”).
INFORMATION REGARDING THE ANNUAL MEETING
General
This proxy statement contains information about the meeting and was prepared by our management at the direction of our Board. Our Board supports each action for which your vote is solicited.
Our Board asks you to appoint Daniel Fleming, our Chief Financial Officer, and Adam Thorngate-Gottlund, our General Counsel and Secretary, as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.
We maintain our principal executive offices in the Cayman Islands at Credo Technology Group Holding Ltd, c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our telephone number is (408) 664-9329.
Record Date and Shares Outstanding
The record date for the Annual Meeting has been set as the close of business, Pacific Time, on August 2, 2022 (the “Record Date”). Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 145,620,948 ordinary shares, par value $0.00005 per share (each, an “ordinary share” or “share”), issued and outstanding. In accordance with our Articles, each ordinary share is entitled to one vote on each of the proposals to be voted on at the meeting. Shares held as of the Record Date include ordinary shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.
In this proxy statement, we refer to the fiscal year ended April 30, 2021 as fiscal 2021, the fiscal year ending April 30, 2022 as fiscal 2022, and the fiscal year ending April 29, 2023 as fiscal 2023.

As used in this proxy statement, references to “Company,” “we,” “us” and “our” refer to Credo Technology Group Holding Ltd.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
Q: Why am I receiving these proxy materials?
A: We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting to be held at 1:00 p.m. Pacific Time on Tuesday, September 20, 2022. These materials were first sent or given to shareholders on or about August 9, 2022. You are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

Q: What is included in these proxy materials?
A: These proxy materials include:
•The notice of the Annual Meeting;
•Our proxy statement for the Annual Meeting; and
•Our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 8, 2022.
If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
Q: What proposals will be considered at the meeting?
A: The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of the Annual Meeting and include:

1.The election of the three (3) Class I director nominees to hold office until the earlier of the 2025 Annual Meeting or their resignation or removal; and
2.To ratify the selection of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for its fiscal year ending April 29, 2023.
If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

Q: How does our Board recommend that I vote on the proposals?
A: At the Annual Meeting, our Board recommends our shareholders vote:

1.FOR the election of the three (3) Class I director nominees listed in Proposal No. 1 (see Proposal No. 1); and
2.FOR the ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for its fiscal year ending April 29, 2023 (see Proposal No. 2).
Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials? How may I obtain a paper copy of the proxy materials?
A: The SEC has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to shareholders. We have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our shareholders of record. If your shares are held in "street name," your bank or brokerage firm will provide the Notice that will include a hyperlink that will allow you to view the proxy material over the Internet. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.
Q: How can I get electronic access to the proxy materials?
A: The Notice will provide you with instructions regarding how to:
•View the proxy materials for the Annual Meeting on the Internet, and
•Instruct us to send future proxy materials to you by email.
Our proxy materials are also available on the Investor Relations section of our website at https://investors.credosemi.com. None of the materials on or accessible through our website other than the proxy materials are part of this proxy statement or incorporated by reference herein.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual general meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q: Who can vote?
A: The Record Date for the Annual Meeting has been set as the close of business, Pacific Time, on August 2, 2022. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 145,620,948 ordinary shares issued and outstanding. Each ordinary share is entitled to one vote on each director nominee and on each of the other proposals to be voted on at the meeting. Shares held as of the Record Date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.
Q: What should I do now to vote?
A: You may vote your shares either by voting online or in person at the meeting or by submitting a completed proxy via the Internet, telephone or mail before the meeting. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as shareholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.
Q: If my shares are held in “street name” by my broker, bank or other nominee, how do I vote my shares?
A: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the shareholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name,” your voting instruction form that you receive from your broker provides a link where you may vote those shares. Otherwise, you should contact your bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.
Q: If I am a shareholder of record, how do I vote my shares?
A: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (our “Transfer Agent” or “Computershare”), you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you.
There are four ways to vote:
During the Annual Meeting
•Virtually. You may attend the Annual Meeting virtually and vote using the virtual meeting platform.
In advance of the Annual Meeting
•By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card (which must be submitted by the deadline in the proxy card).
•Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice (which must be submitted by the deadline in the Notice).
•By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided (which must be received before votes are cast at the Annual Meeting).
Please be aware that if you issue a proxy or give voting instructions by telephone or via the Internet, you may incur costs such as telephone or Internet access charges for which you will be responsible.
Q: What happens if I do not cast a vote?
A: Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count in the election of three class I directors (Proposal No. 1). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks and nominees do not have discretionary voting authority on non-routine matters (which is expected to include Proposal No. 1) and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote in the election of three class I directors (Proposal No. 1), no votes will be cast on your behalf on such matters.
The proposal at the Annual Meeting to ratify the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending April 29, 2023 (Proposal No. 2) is expected to be considered a routine matter for which brokerage firms may vote uninstructed shares. It is important to us that you affirmatively vote on all matters, but particularly for the matters in Proposal No. 1 since it is expected to be a non-routine matter as described above.

Shareholders of record — If you are a shareholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. A shareholder may also abstain from voting on any proposal. An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Articles, abstentions have no effect on the outcome of the Proposals.
Q: How are votes counted?
A: Each share held by a shareholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting.
Q: How can I change or revoke my proxy after I have submitted it?
A: You may change or revoke your proxy at any time before it is voted at the Annual Meeting by (1) Internet or telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by (2) signing and returning a new proxy card with a later date. If you are a beneficial owner and submitted voting instructions to your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee on how to change your vote.
Q: What if other matters come up at the meeting?
A: The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.
Q: Can I attend the Annual Meeting?
A: Due to the ongoing public health concerns relating to the COVID-19 pandemic, and to support the health and well-being of our employees and shareholders, the Annual Meeting will be held virtually via live audio-only webcast, and we kindly request that you do not attend in person. We have structured the Annual Meeting to provide substantially the same rights that shareholders would have at an in-person meeting. You will be able to vote your Credo ordinary shares electronically via the Internet and submit questions online during the meeting by logging in to https://meetnow.global/MR5CLVJ using the unique control number included on your proxy card.

You may attend the Annual Meeting in person at 110 Rio Robles, San Jose, California 95134. If you choose to attend the meeting in person, please arrive at least a half hour prior to the start of the Annual Meeting. Please be prepared to show government identification upon arrival. A company employee will meet you in the front lobby and ask you to check in.
You are entitled to participate in the Annual Meeting only if you were a shareholder at the close of business on the Record Date.
To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Q: How do I register to attend the Annual Meeting virtually?

A: If you are a registered shareholder (i.e., you hold your shares through our Transfer Agent), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker or other nominee, you must register in advance to attend the Annual Meeting virtually on the Internet or in person by submitting proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 15, 2022 (three business days in advance of the meeting). You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail
Computershare
Credo Technology Group Holding Ltd Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q: How can I submit question at or prior to the Annual Meeting?
A: If you wish to submit a question during the Annual Meeting, you may visit https://meetnow.global/MR5CLVJ and enter your question(s). We will answer questions and address comments relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. We will summarize multiple questions submitted on the same topic. We will try to respond to all appropriate questions during the meeting, as time permits.
If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, we provide an opportunity for shareholders to contact us separately after the Annual Meeting through the Investor Relations section of the Company’s website at https://investors.credosemi.com.
Q: What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
A: The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins.
Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.
Q: What quorum is required for action at the meeting?
A: The presence of a majority of the voting power of the ordinary shares outstanding and entitled to vote at the meeting, present or represented by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the Annual Meeting, the meeting will stand adjourned as may be determined by our Board in accordance with the Articles to permit the further solicitation of proxies.
Q: What vote is required to approve each proposal?
A: Proposal No. 1: Election of the three Class I director nominees to serve as directors until the 2025 Annual Meeting requires the approval of an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Annual Meeting, vote at the Annual Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.
Proposal No. 2: Ratification of the selection of Ernst & Young as our independent registered public accounting firm for our fiscal year ending April 29, 2023, requires the approval of an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Annual Meeting, vote at the Annual Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.
Q: What does it mean if I receive more than one Notice or email about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?
A: If you receive more than one Notice, more than one email or more than one paper copy of the proxy materials, it means that you have shares held in multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and email that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or emails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.
Q: What is the contact information for our Transfer Agent?
A: Contact information for our Transfer Agent is as follows:

Computershare Shareholder Services Call Center
Toll Free: (800) 736-3001, option 1	462 South 4th Street, Suite 1600
Local & International: (781) 575-3100, option 1	Louisville, KY 40202
Hours: 8 a.m. – 8 p.m. ET Monday to Friday	Email: https://www-us.computershare.com/investor/Contact
Q: Who is making and paying for this proxy solicitation?
A: This proxy is solicited on behalf of our Board. We will pay the cost of distributing this proxy statement and related materials as well as the cost of soliciting proxies. We will also reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. We have retained Georgeson LLC to assist us in the solicitation of proxies, and we have agreed to pay them a fee of approximately $10,000, plus reasonable expenses, for these services. In addition, to the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.
Q: How can I find out the results of the voting at the Annual Meeting?

A: We plan to announce preliminary voting results at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.
Q: Who should I call if I have questions about the Annual Meeting?
A: You should contact the following:
Dan O'Neil
Vice President, Corporate Development & Investor Relations
Credo Semiconductor Inc.
110 Rio Robles
San Jose, CA 95134
Email: ir@credosemi.com
Emerging Growth Company Status
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we have reduced disclosure obligations regarding executive compensation compared to companies that are not emerging growth companies. Under the JOBS Act, we will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following January 31, 2027, the fifth anniversary of the closing date of our initial public offering (our “IPO”); (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would require, among other things, that we have been a public company for at least twelve months and would occur if the market value of our ordinary shares held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.
PROPOSAL NO. 1
ELECTION OF THREE CLASS I DIRECTORS

Class I Director Nominees (Term Expiring in 2025)
Our Articles provide that our Board shall consist of such number of directors as fixed by the directors from time to time unless increased or decreased from time to time by the directors or the Company in general meeting. Our Board is currently comprised of eight directors, who are divided into three staggered classes, designated as Class I, Class II and Class III. At each annual general meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class of directors whose terms are then expiring. Class I directors consist of William (Bill) Brennan, Chi Fung Cheng and Yat Tung Lam; Class II directors consist of Pantas Sutardja, David Zinsner and Sylvia Acevedo; and Class III directors consist of Manpreet Khaira and Lip-Bu Tan.
After discussing with each director their interest in continuing to serve as directors of the Company, the Nominating and Corporate Governance Committee of our Board (the “NCG Committee”) has recommended, and our Board has nominated, William (Bill) Brennan, Chi Fung Cheng and Yat Tung Lam for election as Class I directors at the Annual Meeting to serve for three-year terms expiring at our 2025 Annual Meeting or until their earlier death, resignation or removal. All of our Class I director nominees are currently directors. In the event that any new nominees are appointed as Class I directors after this Annual Meeting, they will be required to stand for election at our 2025 Annual Meeting and every third annual general meeting thereafter, if nominated to do so.

As part of our goal of building a diverse board, the NCG Committee seeks highly qualified diverse candidates to add to the Board. As a result, the total number of directors may subsequently increase in the future in accordance with the provisions of our Articles.
Biographical information for each of the Class I director nominees may be found immediately following this proposal. We have been advised that each of our Class I director nominees is willing to be named as such herein and each of the Class I director nominees is willing to serve as a director if elected. However, if one or more of the Class I director nominees should be unable or, for good cause, unwilling to serve as a director, the proxy holders may vote for a substitute nominee recommended by the NCG Committee and approved by our Board or the Board may reduce its size.

Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR each Class I director nominee identified below.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, our Articles require that, in an uncontested election (such as the Annual Meeting), a director nominee will be elected only if such director nominee receives the approval of an ordinary resolution, which requires the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Annual Meeting, vote at the Annual Meeting with respect to his or her election (that is, the number of votes cast “for” that nominee exceeds the number of votes withheld from that nominee) at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome.

Name	Age(1)	Position(s)	Class	Director Since
Director Nominees:
William (Bill) Brennan	58	President, Chief Executive Officer and Director	I	2014
Chi Fung Cheng	53	Chief Technical Officer and Director	I	2014
Yat Tung Lam	56	Chief Operating Officer and Director	I	2014
Continuing Directors:
Pantas Sutardja	59	Independent Director	II	2015
David Zinsner	53	Independent Director	II	2019
Sylvia Acevedo	64	Independent Director	II	2021
Lip-Bu Tan	62	Independent Director	III	2019
Manpreet Khaira	56	Independent Director	III	2021

(1) The age of each director nominee and continuing director is provided as of the Record Date.

Board Diversity
In connection with nominating Class I directors for election at the Annual Meeting and periodically throughout the year, our NCG Committee considers the composition of the Board, including the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our company. Members of our Board self-identify as set forth in the table below.

Board Diversity Matrix
Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	5	—	—
Hispanic of Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Below the biography of each nominee and continuing director, we have included an assessment of the skills and experience of such nominee or continuing director that led to the conclusion he or she should serve as a director, in light of the Company’s business and structure.
Biographical Information Concerning the Class I Director Nominees
William (Bill) Brennan has served as our Chief Executive Officer and as a member of our Board since September 2014 and previously served as the Chief Executive Officer and a member of the board of directors of our predecessor entity from December 2013 to September 2014. Prior to joining Credo, Mr. Brennan served as Executive Vice President of Vital Connect, Inc., a biosensor technology company, where he was responsible for business strategy and partner development, from August 2011 to November 2013. Mr. Brennan also served as Vice President in the storage business unit of Marvell, which develops and produces semiconductors and related technology, from May 2000 to August 2011. Prior to joining Marvell, Mr. Brennan served as an Account Manager with Texas Instruments Incorporated, a technology company that designs and manufactures semiconductors and various ICs, from June 1986 to January 1993. Mr. Brennan received his B.S. in Electrical Engineering and Computer Science from the University of Colorado.
We believe Mr. Brennan’s career in the semiconductor industry, including his experience at Marvell, qualify him to serve on our Board.
Chi Fung (Lawrence) Cheng has served as our Chief Technology Officer and a member of our Board since September 2014 and previously served as the Chief Technology Officer and a member of the board of directors of our predecessor entity from September 2008 to September 2014. Prior to co-founding Credo, Mr. Cheng served as an Engineering Director of analog design for Marvell from November 1997 to August 2008. From 1994 to 1997, Mr. Cheng served as Staff Engineer at Actel Corporation, a manufacturer of integrated circuits. Mr. Cheng received an M.S. in Electrical Engineering from Purdue University.
We believe Mr. Cheng’s technical expertise and his experience at Marvell qualify him to serve on our Board.

Yat Tung (Job) Lam has served as our Chief Operating Officer and a member of our Board since September 2014. Mr. Lam served as Chief Executive Officer, Chief Operating Officer and a member of the board of directors of our predecessor entity from August 2008 to November 2013, November 2013 to September 2014 and August 2008 to September 2014, respectively. Prior to founding Credo, Mr. Lam served in various roles for Marvell, from Senior Design Engineer when he started in June 1997 to Senior Design Engineering Director by the time he left in August 2008. Mr. Lam also served as a member of the technical staff at Amlogic, Inc., a fabless manufacturing company, from May 1996 to June 1997, and as a Senior Design Engineer at Integrated Device Technology, Inc., which designs, manufactures and markets semiconductor solutions, from May 1993 to June 1996. Mr. Lam holds a B.S. in Electrical Engineering from Oklahoma State University and an M.S. in Electrical Engineering from University of Minnesota.
We believe Mr. Lam’s experience at Marvell qualifies him to serve on our Board.
Class II Directors Continuing in Office Until the 2023 Annual General Meeting
Pantas Sutardja has served as a member of our Board since August 2015. Mr. Sutardja is the founder and has served as Chief Executive Officer of LatticeWork, a consumer electronics company, since 2013. Prior to Credo, Mr. Sutardja co-founded Marvell and served in various positions from January 1995 to February 2014, starting as VP of Engineering and finishing as Chief Technology Officer. He also served on the board of directors at Marvell from January 1995 to February 2013. He received his PhD degree in Electrical Engineering and Computer Science from the University of California, Berkeley.
We believe Mr. Sutardja’s prior experience at Marvell, his service on its board of directors and his service as the Chief Executive Officer of Latticework qualify him to serve on our Board.
David Zinsner has served as a member of our Board since October 2019. Mr. Zinsner has served as Executive Vice President and Chief Financial Officer of Intel Corporation since January 17, 2022. He previously served as Chief Financial Officer and Senior Vice President at Micron Technology Inc., a publicly-traded semiconductor company, from February 2018 to January 2022. Mr. Zinsner served as the President and Chief Operating Officer of Affirmed Networks, a software company, from April 2017 to February 2018. From January 2009 to April 2017, Mr. Zinsner served as the Senior Vice President of Finance and Chief Financial Officer of Analog Devices, Inc., a multinational semiconductor company. From July 2005 to January 2009, Mr. Zinsner served as the Senior Vice President and Chief Financial Officer of Intersil Corporation, a semiconductor company. Mr. Zinsner holds an M.B.A., Finance and Accounting from Vanderbilt University and a B.S. in Industrial Management from Carnegie Mellon University.
We believe Mr. Zinsner’s financial expertise, and his experience as Chief Financial Officer of Micron, qualify him to serve on our Board.
Sylvia Acevedo has served as a member of our Board since December 2021. Ms. Acevedo previously served as Chief Executive Officer of Girl Scouts of the United States of America (GSUSA) from June 2016 to August 2020 and as a member of the GSUSA board of directors from October 2008 to June 2016. She served as an Educational Commissioner during the Obama Administration, from May 2011 to January 2016. Previously, Ms. Acevedo had been a technology executive at several technology companies, including Dell Technologies Inc. from June 1997 to June 2001, Autodesk, Inc. from August 1992 to June 1996, Ungermann-Bass Inc. from March 1990 to July 1992 and Apple Inc. from 1988 to 1990. She was one of four founders of Reba Technologies from 2001 to 2002, and was the CEO of CommuniCard LLC, a professional services firm, from October 2002 to March 2013. She has also served as a member of the board of directors of Qualcomm Technologies, Inc., a public technology corporation, since November 2020, and has served as a member of the Governance Committee since November 2020. Ms. Acevedo received a B.S. in Engineering from New Mexico State University and M.S. in Engineering from Stanford University.

We believe Ms. Acevedo’s experience as an executive of large semiconductor companies and her public company board experience qualify her to serve on our Board.
Class III Directors Continuing in Office Until the 2024 Annual General Meeting
Lip-Bu Tan has served as a member of our Board since October 2019. Mr. Tan has served as Chief Executive Officer of Cadence Design Systems, Inc., a multinational computational software company, since 2009. From January 2009 to November 2017, Mr. Tan also served as President of Cadence. In 1987, Mr. Tan founded Walden International, an international venture capital firm, and has served as its Chairman since its founding. Mr. Tan also serves as a director of Schneider Electric SE, a multinational energy company, and SoftBank Group Corp., a multinational holding company. Mr. Tan also previously served as a director of Hewlett Packard Enterprise Company, a technology company, from November 2015 to April 2021. Mr. Tan served as a director of Flextronics International Ltd. from 2003 to 2012, Inphi Corporation, a semiconductor component company, from 2002 to 2012, SINA Corporation, a Chinese technology company, from 1999 to 2015, Ambarella, Inc., a fabless semiconductor design company, from 2004 to 2017, Quantenna Communications, Inc., a communication device company, from 2015 to 2018, Semiconductor Manufacturing International Corporation, a semiconductor manufacturing company, from 2001 to 2018, Aquantia Corp., a manufacturer of high-speed transceivers, from 2015 to 2019 and Advanced Micro-Fabrication Equipment Inc. China, a China-based global semiconductor microfabrication equipment company, from 2005 to 2020.
We believe Mr. Tan’s extensive experience serving on public company boards of directors, and his experience as Chief Executive Officer of Cadence, qualify him to serve on our Board.
Manpreet Khaira has served as a member of our Board since September 2021. Mr. Khaira has served as Vice President and General Manager of Skyworks Solutions, Inc., a publicly-traded innovator of high-performance analog semiconductors connecting people, places and things, since August 2018, when it acquired Avnera Corporation, a manufacturer of low-power analog systems-on-chip technology for audio, voice, speech and sensor applications, which Mr. Khaira co-founded and where he has served as Chairman, President and Chief Executive Officer since November 2003. Previously, Mr. Khaira co-founded and served as Chairman, President and Chief Executive Officer of Mobilian Corporation, a wireless systems company, from February 1999 to November 2003, when it was acquired by Intel. He received his M.S. in Computer Science from Carnegie Mellon University and his B.S. in Computer Science and Engineering from the Indian Institute of Technology, Kharagpur, India.
We believe Mr. Khaira’s experience as a founder and executive of high-growth semiconductor companies qualify him to serve on our Board.

CORPORATE GOVERNANCE AND
MATTERS RELATED TO OUR BOARD OF DIRECTORS
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Business Conduct and Ethics, each described below, can be found in the Governance section of the Investor Relations section of our website at investors.credosemi.com. Alternatively, you can request a copy of any of these documents free of charge by writing to Adam Thorngate-Gottlund, General Counsel and Secretary, c/o Credo Semiconductor Inc., 110 Rio Robles, San Jose, California 95134. Information on or accessible through our website is not incorporated by reference in this proxy statement.
Director Independence
The majority of our Board is “independent” as such term is defined by the rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”). Our current Board consists of eight directors, three of whom are currently employed by the Company (Messrs. Brennan, Cheng and Lam). Only our employee directors are currently up for reelection at this Annual Meeting. The Board has determined that, among the non-employee directors, none of whom are up for reelection at this Annual Meeting, each of Ms. Acevedo, and Messrs. Sutardja, Zinsner, Tan and Khaira are independent. For a director to be considered independent, our Board must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years. In evaluating the independence of our non-employee directors, the Board considered certain transactions, relationships and arrangements between us and various third parties with which certain of our independent directors are affiliated, and determined that such transactions, relationships and arrangements were not material and did not interfere with such directors’ exercise of independent judgment in carrying out their responsibilities as directors. There are no family relationships between any director and any of our executive officers.
Board Leadership Structure
At the present time, the roles of Chief Executive Officer and Chair of the Board are separate, but our Corporate Governance Guidelines do not require the Board to have such distinct roles. In October 2019, Lip-Bu Tan was appointed to the Board and, in December 2021, Mr. Tan was designated as non-executive Chairperson. Because we have an independent, non-executive Chair, the independent directors on the Board have not designated a lead independent director. Further, as stated in our Corporate Governance Guidelines, the Board does not believe it appropriate or necessary in serving the best interests of the Company to designate a lead director. The Chairman of the Board and the CEO are free, as is the Board as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise. The independent directors of the Board may designate a director as the presiding director to lead the meetings of the non-management, or independent, directors. The appointment of a presiding director may also be rotated among the chairs of the independent committees of the Board. Currently, our separate Chair and Chief Executive Officer roles enable our independent Chair to oversee our Board and corporate governance matters and our Chief Executive Officer to lead the Company’s business. This structure facilitates effective oversight, and further strengthens our Board’s independent leadership and commitment to enhancing shareholder value and sound governance practices.
Board’s Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. For example, the General Counsel reviews litigation and legal matters quarterly with the Board. Our Compensation Committee is responsible for reviewing with management the Company’s major compensation-related risk exposures. The Audit Committee reviews and discusses with management its program to identify, assess, manage and monitor significant business risks of the Company, including financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, compliance and reputational risks. The NCG Committee manages risks associated with the independence of our Board, potential conflicts of interest and overseeing Board performance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
During fiscal 2022, our Board received reports on the most important strategic issues and risks facing the Company. In addition, our Board and its committees receive regular reports from our head of internal audit, our General Counsel and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports our risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk.
Board Meeting Attendance
There were no meetings of our Board in fiscal 2022 as all actions were taken via unanimous written consent. The number of meetings of each committee of the Board is set forth below under “Committees of our Board.” Each of our current directors attended at least 85% of the total number of meetings of the committee on which such director served during the period such director served on the committee. The independent directors met regularly in executive session in fiscal 2022 without the presence of the non-independent directors or members of our management.
Annual General Meeting Attendance
Although directors are encouraged to attend our annual general meetings, we do not have a formal policy requiring such attendance.
Committees of Our Board
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the NCG Committee. Committee membership as of the Record Date was as follows:

Name	Audit	Compensation	NCG
Sylvia Acevedo	—	—	Chair
Manpreet Khaira	Member	Member	—
Pantas Sutardja	—	—	Member
Lip-Bu Tan	Member	Chair	—
David Zinsner	Chair	—	—
Fiscal 2022 Number of Meetings	11	5	0
Our Board has adopted written charters for each of these committees, and copies of the charters can be found in the Governance section of the Investor Relations section of our website at investors.credosemi.com. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on or accessible through our website is part of this proxy statement or is incorporated by reference herein.
Audit Committee
The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s purpose is to assist our Board in overseeing the quality and integrity of our accounting, auditing and reporting practices and our compliance with legal and regulatory requirements. The Audit Committee also, among other things, reviews financial reporting filings with the SEC prior to issuance, appoints and ensures the independence of our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The Audit Committee is also responsible for establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters and assisting the Board in its review of any related party transactions. The Audit Committee has historically met two to three times each quarter and at such additional times as are necessary or advisable.
The members of our Audit Committee are Messrs. Khaira, Tan and Zinsner. Mr. Zinsner is the chair of our Audit Committee. Our Board has determined that each member of the Audit Committee meets the applicable independence and financial literacy requirements of the current Nasdaq listing standards and SEC rules and regulations. Our Board has also determined that Messrs. Tan, Zinsner and Khaira are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
Compensation Committee

The Compensation Committee has the authority to determine the compensation for our Chief Executive Officer and all other executive officers. In addition, the Compensation Committee is responsible for reviewing the Company's management succession planning and administering incentive compensation and equity-based award programs for non-executive employees and reviewing and recommending changes to such plans. Under the Compensation Committee charter, the Compensation Committee may delegate the authority to make grants and awards of share rights or options to non-Section 16 officers in accordance with the terms of such plans. The Compensation Committee may also delegate its authority to subcommittees or the Chair as it deems appropriate from time to time.
The members of our Compensation Committee are Messrs. Khaira and Tan. Mr. Tan is the chair of our Compensation Committee. Our Board has determined that each member of the Compensation Committee meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act.
Nominating and Corporate Governance Committee
The NCG Committee is responsible for developing and implementing policies and practices relating to corporate governance, including evaluating and monitoring implementation of our Corporate Governance Guidelines. The NCG Committee also reviews director compensation and recommends any changes to the Board, studies and reviews with the Board the size and composition of our Board and its committees and screens and recommends candidates for election to our Board.
The members of our NCG Committee are Ms. Acevedo and Mr. Sutardja. Ms. Acevedo is the chair of our NCG Committee. Our Board has determined that each member of the NCG Committee meets the general independence requirements of Nasdaq and the SEC.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee who served during fiscal 2022 is a current or former officer or employee of us or our subsidiaries or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.
Identifying and Evaluating Nominees for Director
In connection with nominating directors for election at annual general meetings and as needed throughout the year, the NCG Committee periodically reviews the composition of the Board in light of current challenges and needs of the Board and its committees and determines whether it may be appropriate to add or remove individuals after considering, among other things, issues of judgment, diversity, age, skills, background and experience. Although the NCG Committee does not have a formal policy regarding diversity on the Board, the NCG Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board.
Once the NCG Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the NCG Committee uses a flexible set of procedures in selecting individual director candidates. This flexibility allows the NCG Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the NCG Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The NCG Committee may consider candidates recommended by management, members of the NCG Committee, the Board, shareholders or a third party it may engage to conduct a search for possible candidates.

In order for a shareholder to have a candidate considered by the NCG Committee, a shareholder should submit the names of the recommended individuals, together with appropriate biographical information and background materials as set forth in our Articles, to the NCG Committee in care of our General Counsel and Secretary, Credo Semiconductor Inc., 110 Rio Robles, San Jose, California 95134. Shareholders who wish to nominate directors for inclusion in our proxy statement, or directly at an annual general meeting in accordance with the procedures in our Articles, should see “Future Shareholder Proposals and Nominations for the 2023 Annual General Meeting—Director Nominations” in this proxy statement for further information.
Once candidates are identified, the NCG Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a shareholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the NCG Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.
If the NCG Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the shareholders for election at an annual general meeting of shareholders or appointed as a director by a vote of the Board as appropriate.
Each of the current Class I directors have been recommended by the NCG Committee to the Board for reelection as our Class I directors at the Annual Meeting, and the Board has approved such recommendations.
Shareholder Communications with Our Board
Our Board has established a process for shareholders to send communications to our directors. If you wish to communicate with our Board or individual directors, you may send your communication in writing to our Secretary at Credo Semiconductor Inc., 110 Rio Robles, San Jose, California 95134. Each communication should include (i) the name and address of the shareholder, as it appears on the Company’s register of members, and if the Company’s ordinary shares are held by a nominee, the name and address of the beneficial owner of the Company’s ordinary shares, and (ii) the number of ordinary shares of the Company that are owned of record by the record holder and beneficially by the beneficial owner. The Secretary, in consultation with appropriate directors as necessary, will compile all such communications and forward appropriate communications to the relevant director or directors or, if none is specified, to the Chair of the Board.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available in the Governance section of the Investor Relations section of our website at investors.credosemi.com. Information on or accessible through our website is not incorporated by reference in this proxy statement. We intend to disclose future amendments to our code of business conduct and ethics, or any waivers of such code, on our website or in public filings.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Policy that applies to our employees, officers and directors. The policy prohibits our employees, officers and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company's equity securities, or pledging Company securities in any circumstance, including by purchasing Company securities on margin on holding Company securities in a margin account.

Role of Compensation Consultants and Absence of Conflict of Interest with Respect Thereto
The Compensation Committee is authorized to engage compensation consulting firms to provide advice and market data relating to executive and director compensation. Any such compensation consulting firms serve at the discretion of the committee by which they were engaged and provide analysis, advice and guidance with respect to the determination and recommendation of the amount and form of executive and director compensation. Compensia Inc. (“Compensia”) was engaged to provide advice and market data in fiscal 2022.
The Compensation Committee charter provides that the Compensation Committee shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to such committee adviser. The Compensation Committee may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:
•The provision of other services to the Company by the committee adviser’s employer;
•The amount of fees received from the Company by the committee adviser’s employer, as a percentage of the total revenue of the committee adviser’s employer;
•The policies and procedures of the committee adviser’s employer that are designed to prevent conflicts of interest;
•Any business or personal relationship of the committee adviser with a member of the Compensation Committee;
•Any share capital of the Company owned by the committee adviser; and
•Any business or personal relationship of the committee adviser or the committee adviser’s employer with an executive officer of the Company.
Under SEC rules, the Compensation Committee must determine whether any work completed by a compensation consultant raises any conflict of interest, after considering the six independence-related factors listed above. For fiscal 2022, the Compensation Committee reviewed these six factors as they apply to Compensia and identified no conflicts of interest.
Risks Related to Our Compensation Policies and Practices
Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In connection with such oversight, the Compensation Committee worked with Compensia, the Compensation Committee’s compensation consultant, to perform a risk assessment of our executive and equity compensation programs and governance practices. The purpose of this review was to determine whether such programs might encourage excessive or inappropriate risk taking that could result in a material adverse effect on the Company. During fiscal 2022, Compensia, with the assistance of our management, reviewed these programs, taking into consideration many factors, including but not limited to:

•Compensation philosophy;
•Pay mix;
•Performance measures;
•Goal setting and funding mechanisms;
•Payment and timing;
•Incentives structure and policies;
•Ownership and trading guidelines;

•Leadership and succession; and
•Program governance.
The annual risk assessment concluded that the Company’s compensation programs do not contain incentives to take risks that could have a material adverse effect on the Company.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, shareholders will be asked to ratify the Audit Committee’s appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending April 29, 2023.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR Proposal No. 2.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Ernst & Young. Assuming the presence of a quorum, the required vote to approve the proposal is an ordinary resolution, which requires the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Annual Meeting, vote at the Annual Meeting. Abstentions will have no effect on the outcome. In the event that the shareholders do not ratify the selection of Ernst & Young at the Annual Meeting, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our shareholders’ best interests.
Information Concerning Independent Registered Public Accounting Firm
Ernst & Young has been our auditor and independent registered public accounting firm for our financial statements since June 30, 2018. Representatives of Ernst & Young are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from shareholders.
Fees for Fiscal 2021 and Fiscal 2022
The following table sets forth the fees billed or to be billed by Ernst & Young for professional services rendered with respect to the fiscal years ended April 30, 2022 and 2021. All of these services were approved by our audit committee.

Type of Fee	Fiscal 2022 ($)		Fiscal 2021 ($)
Audit Fees(1)	2,907,000		812,290
Audit-related Fees	—		—
Tax Fees	—		—
All Other Fees	—	—	—
Total Fees	2,907,000		812,290

(1)Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q, assistance with registration statements filed with the SEC and services that were provided in connection with regulatory filings or engagements.
Pre-Approval Policies and Procedures
The engagement of Ernst & Young for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Ernst & Young provides or in which there is another compelling rationale for using its services.
Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages Ernst & Young require pre-approval by the Audit Committee. In December 2021, the Audit Committee

approved a policy that allows the Audit Committee to pre-approve non-audit services to be provided by Ernst & Young without further approval of the full committee, on a case-by-case basis. The pre-approval of services may be delegated to the Chair or another member of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended April 30, 2022. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.
The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has reviewed and discussed the audited financial statements with Ernst & Young LLP, including such items as are required to be discussed by the applicable standards of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received from the independent registered public accounting firm, Ernst & Young LLP, the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the Audit Committee has discussed with Ernst & Young LLP the independence of the independent registered public accounting firm.
After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2022. The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2023, subject to our shareholders approving such appointment at the Annual Meeting.
The Audit Committee of the Board
David Zinsner, Chair
Manpreet Khaira
Lip-Bu Tan

EXECUTIVE OFFICERS OF THE COMPANY
The following table shows information about our executive officers as of the Record Date:

Name	Title
William (Bill) Brennan	President, Chief Executive Officer and Director
Daniel Fleming	Chief Financial Officer
Adam Thorngate-Gottlund	General Counsel and Secretary
Chi Fung Cheng	Chief Technology Officer and Director
Yat Tung Lam	Chief Operating Officer and Director
Biographical information for each of the above-named officers is set forth below.
William (Bill) Brennan. Age 58. Mr. Brennan’s biography is included with the other members of the Board above.
Daniel Fleming. Age 56. Mr. Fleming has served as our Chief Financial Officer since August 2015. Prior to joining Credo, Mr. Fleming served as Vice President of finance at Siva Power, Inc., a thin-film solar power company, where he was responsible for Siva Power’s finance, accounting and administration functions from January 2012 to July 2015. Prior to joining Siva Power, Mr. Fleming held various financial management positions at SunPower Corporation, a solar power company, Marvell, Prism Solutions, Inc. and Xilinx, Inc., a semiconductor manufacturing company. Mr. Fleming began his professional career as a circuit design engineer at AT&T. Mr. Fleming received a B.S. in Electrical Engineering from the Pennsylvania State University and an M.B.A in Finance from the Kelley School of Business at Indiana University.
Adam Thorngate-Gottlund. Age 41. Mr. Thorngate-Gottlund has served as our General Counsel since November 2016. Prior to joining Credo, Mr. Thorngate-Gottlund was an associate attorney at the Royse Law Firm PC from September 2014 to November 2016 and at Hudson Martin Ferrante Street Witten & June PC from October 2013 to September 2014. Mr. Thorngate-Gottlund received a B.A. in History and Drama from Vassar College, and a J.D. from the University of Minnesota Law School.
Chi Fung Cheng. Age 53. Mr. Cheng’s biography is included with the other members of the Board above.
Yat Tung Lam. Age 56. Mr. Lam’s biography is included with the other members of the Board above.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares as of July 30, 2022, except as noted otherwise, for:
•Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;
•Each of our directors and nominees for director;
•Each of our named executive officers in the Summary Compensation Table of this proxy statement; and
•All persons who were directors or executive officers as of July 30, 2022 as a group.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to options that are exercisable within 60 days of July 30, 2022. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. The percentage ownership of our ordinary shares in the “Shares Beneficially Owned” column in the table below is based on 145,620,948 of our ordinary shares outstanding as of August 2, 2022.
Unless otherwise indicated, the address for each listed shareholder is: c/o Credo Technology Group Holding Ltd, 110 Rio Robles, San Jose, California 95134. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their ordinary shares.

		Shares Beneficially Owned
Name of Beneficial Owner		Number	Percent**
5% Shareholders:
Chi Fung Cheng	q	12,508,602	8.6%
Lip-Bu Tan(1)(2)		13,059,707	9.0%
Yat Tung Lam(3)(4)		12,883,888	8.8%
Entities affiliated with Celesta Capital(2)		8,111,890	5.6%
Directors and Named Executive Officers:
William Brennan(5)		4,322,500	3.0%
Daniel Fleming(6)		877,083	*
Adam Thorngate-Gottlund(7)		454,166	*
Chi Fung Cheng		12,508,602	8.6%
Yat Tung Lam(3)(4)		12,883,888	8.8%
Pantas Sutardja		5,877,369	4.0%
Lip-Bu Tan(1)(2)		13,059,707	9.0%
David Zinsner(8)		72,916	*
Manpreet Khaira		0	*
Sylvia Acevedo		0	*
All directors and named executive officers as a group (10 persons)(9)		50,056,231	34.2%

*    Less than one percent.
**    The percentage of beneficial ownership for the following table is based on 145,620,948 shares issued and outstanding as of the date of this table.
(1) Consists of (i) 8,111,890 shares held by Celesta Capital as described in note (2) below; (ii) 4,694,081 shares held by China Walden Venture Investments II, L.P. and (iii) 253,736 shares held by A&E Investment LLC. Mr. Tan, a member of our Board, is the Managing Director of China Walden Venture Investment II G.P., Ltd, which is the General Partner of China Walden Venture Investments II, L.P., and is the Manager of A&E Investment LLC, an entity owned by Mr. Tan’s family trust for which Mr. Tan is a joint trustee. Mr. Tan disclaims beneficial ownership of these indirectly held shares except to the extent of any pecuniary interest therein.
(2)Consists of (i) 5,911,527 shares held by Celesta Capital II, L.P. and (ii) 2,200,363 shares held by Celesta Capital III, L.P. (together with Celesta Capital II, L.P., “Celesta Capital”). Mr. Tan, a member of our Board, is the Managing Director of each of Celesta Capital GP II, Ltd., which is the General Partner of Celesta Capital II, L.P., and Celesta Capital GP III, LLC, which is the General Partner of Celesta Capital III, L.P. Mr. Tan disclaims beneficial ownership of these indirectly held shares except to the extent of any pecuniary interest therein. The address for Celesta Capital is One California Street, Suite 1750, San Francisco, California, 94111.
(3)Consists of (i) 3,273,888 shares held directly by Mr. Lam, (ii) 5,890,000 shares held by Chung (BVI) Co Ltd and (iii) 3,720,000 shares held by Zhan (BVI) Co Ltd.
(4)Consists of (i) 12,858,888 outstanding shares and (ii) 25,000 shares issuable pursuant to options that are vested or will vest within 60 days of August 2, 2022.
(5)Consists of (i) 4,260,000 shares held by The Brennan Family Trust, DTD 09/06/2002 (the “Brennan Family Trust") and (ii) 62,500 shares issuable pursuant to options that are vested or will vest within 60 days of August 2, 2022. Mr. Brennan, in his capacity as joint trustee of the Brennan Family Trust, holds voting and investment power with respect to the shares held by the Brennan Family Trust.
(6)Consists of (i) 610,000 outstanding shares and (ii) 267,083 shares issuable pursuant to options that are vested or will vest within 60 days of August 2, 2022.
(7)Consists of (i) 289,150 outstanding shares and (ii) 165,016 shares issuable pursuant to options that are vested or will vest within 60 days of August 2, 2022.
(8)Consists of (i) 0 outstanding shares and (ii) 72,916 shares issuable pursuant to options that are vested or will vest within 60 days of August 2, 2022.

(9)Consists of (i) an aggregate of 49,463,716 outstanding shares and (ii) an aggregate of 592,515 shares issuable pursuant to options that are vested or will vest within 60 days of August 2, 2022.
EXECUTIVE COMPENSATION
Our named executive officers, or our NEOs, for fiscal 2022, which began on May 1, 2021 and ended on April 30, 2022, consist of:
•William (Bill) Brennan, President, Chief Executive Officer, and Director;
•Daniel Fleming, Chief Financial Officer; and
•Yat Tung (Job) Lam, Chief Operating Officer.
Summary Compensation Table
The following table shows the compensation paid to or earned by our named executive officers for the fiscal years noted.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation(5)	Total ($)
William (Bill) Brennan	2022	315,615	105,000	2,500,000	—	105,000	3,025,615
President, Chief Executive Officer and Director	2021	274,006	14,061	—	—	—	288,067
Daniel Fleming	2022	260,990	80,007	1,000,000	—	56,875	1,397,872
Chief Financial Officer	2021	221,320	10,816	—	182,224	—	414,360
Yat Tung (Job) Lam	2022	187,500	37,500	1,000,000	—	37,500	1,262,500
Chief Operating Officer
______________
(1)Mr. Lam’s compensation is shown for fiscal 2022 only since he was not a named executive officer for fiscal 2021.
(2)The amounts reported reflect discretionary bonuses paid to the NEOs for fiscal 2022 and 2021, as described under “—Narrative to Summary Compensation Table—Annual Base Salary and Incentive Compensation” below.
(3)The amounts reported in this column represent the aggregate grant date fair value of the restricted share unit (“RSU”) awards granted during fiscal 2022, as calculated in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used in calculating the grant date fair value of the RSU awards in this column are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2022.
(4)The amount reported in this column represents the aggregate grant date fair value of share option awards granted to our NEO during fiscal 2021, as calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the option awards are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2022.
(5)The amounts reported reflect performance target payout based upon 100% achievement of year-over-year revenue growth and non-GAAP net income performance metrics, as described under “—Narrative to Summary Compensation Table—Annual Base Salary and Incentive Compensation” below.
Narrative to Summary Compensation Table

Employment Agreements
We do not have any employment agreements with any of our NEOs.

Annual Base Salary and Incentive Compensation
Our NEOs receive base salaries to compensate them for services rendered to the Company. The base salaries are intended to provide a fixed component of compensation that is commensurate with each executive’s experience, role and responsibilities. As of May 1, 2021, the base salaries for our NEOs were as follows: William Brennan - $281,216.08; Daniel Fleming - $231,319.92; and Yat Tung Lam - $150,000. Effective as of February 1, 2022, the Compensation Committee approved adjustments to the base salaries for our NEOs to better align with market practice for similar public companies as follows: William Brennan - $420,000; Daniel Fleming - $350,000; and Yat

Tung Lam - $300,000.
Effective February 1, 2022, our Compensation Committee approved target bonus opportunities for each of our NEOs set as a percentage of base salary, with actual bonuses payable based on the achievement of year-over-year revenue growth and non-GAAP net income performance metrics. Target bonuses for our NEOs were established as follows: William Brennan - 100% of base salary; Daniel Fleming - 65% of base salary; and Yat Tung Lam - 50% of base salary. For the portion of fiscal 2022 after February 1, 2022, bonuses for our NEOs were paid out at 100% of target levels and were prorated to reflect one-quarter of a performance year.
In addition, at the end of fiscal 2022, our Board made an assessment of overall company and individual performance for fiscal 2022, including the portion of fiscal 2022 that preceded February 1, 2022, and determined that our NEOs would receive discretionary bonuses as follows: William Brennan - $105,000; Daniel Fleming - $80,007; and Yat Tung Lam - $37,500.
Equity Awards
In connection with our IPO, each of our NEOs received a grant of RSUs under our 2021 Plan (as defined below) with respect to the number of ordinary shares as set forth in the table below. Each of the RSUs vests in equal annual installments over four years from January 26, 2022. Our NEOs did not receive any other equity or equity-based awards in fiscal 2022.

Name	Number of RSUs
William (Bill) Brennan	250,000
Daniel Fleming	100,000
Yat Tung (Job) Lam	100,000

Other Elements of Compensation
We maintain a tax-qualified defined contribution 401(k) plan for our employees (including our NEOs), who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Matching contributions under the 401(k) plan are discretionary.
All of our full-time employees are eligible to participate in customary health and welfare plans. Our NEOs are eligible to participate in these plans on same terms as other full-time employees.
Restrictive Covenants
Mr. Brennan has entered into a Confidential Information and Invention Assignment Agreement pursuant to which he agreed to be subject to restrictive covenants, including 24-month post-termination restrictions on solicitation of employees and consultants, and perpetual restrictions on using Company confidential information to attempt to negatively influence clients or customers from purchasing Company products or services or to solicit clients, customers or other persons to purchase of products and/or services from a competitor of the Company. Messrs. Fleming and Lam have each entered into a Proprietary Information and Inventions Agreement pursuant to which the NEO agreed to be subject to restrictive covenants, including 12-month post-termination restrictions on competition and on solicitation of employees, customers, vendors, suppliers and distributors.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning unexercised options, shares that have not vested and equity incentive plan awards for our named executive officers as of April 30, 2022.

Outstanding Equity Awards at 2022 Fiscal Year End
	Option Awards(1)					Share Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options Exercisable (#)	Numbers of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested (#)(3)
William Brennan	1/26/2022(4)	—	—	—	—	250,000	2,760,000
Daniel Fleming	1/26/2022(4)	—	—	—	—	100,000	1,104,000
	11/16/2020	39,583	60,417	$ 2.3	11/16/2030	—	—
	5/10/2016	190,000	—	$ 0.2	5/10/2026	—	—
Yat Tung (Job) Lam	1/26/2022(4)	—	—	—	—	100,000	1,104,000
______________
(1)Reflects the grant of incentive share options under the Credo Technology Group Holding Ltd 2015 Stock Plan, as amended (2015 Stock Plan), to purchase our ordinary shares.
(2)Because all options are exercisable immediately subject to a repurchase right in favor of the Company which lapses as the options vest, this column reflects the number of options held by our NEOs that were unvested as of April 30, 2022. 25% of the options vested on September 1, 2021, and the remaining 75% will vest in 36 successive equal monthly installments thereafter, in each case, subject to the NEO’s continuous service through the applicable vesting date.
(3)The market value calculations reported in this column are computed by multiplying $11.04, the closing price per ordinary share on April 30, 2022, by the number of shares underlying the award.
(4)Reflects a grant of RSUs which vests in equal annual installments on each of the first four anniversaries of the grant date, subject to the NEO’s continued employment through each vesting date.

Equity Compensation Plans

Credo Technology Group Holding Ltd 2021 Long-Term Incentive Plan
Our 2021 Long-Term Incentive Plan (the “2021 Plan”) was approved by our shareholders and became effective in connection with our IPO. The 2021 Plan is administered by the Compensation Committee and provides for the grant of equity-based awards to our employees, consultants, service providers and non-employee directors in the form of share options (incentive share options and nonqualified share options), share appreciation rights, restricted shares, RSUs, performance awards or other share- or cash-based awards. In connection with our IPO, on January 26, 2022, we granted RSUs under the 2021 Plan to certain of our executive officers, including our NEOs, that will vest over a period of four years. The vesting terms of these RSUs are described under “—Narrative to Summary Compensation Table—Equity Awards” above.
As of April 30, 2022, 15,701,171 ordinary shares were available for issuance under the 2021 Plan. The number of ordinary shares available for issuance under the 2021 Plan is subject to an annual increase on May 1 of each year beginning with fiscal 2023, in an amount equal to the least of (i) the number of shares initially reserved for issuance under the 2021 Plan, (ii) 5.0% of the aggregate number of ordinary shares outstanding (on a fully-diluted basis) on the last day of the immediately preceding fiscal year and (iii) an amount determined by the Board.
In the event of a change in control, as defined in the 2021 Plan, the Compensation Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
Credo Technology Group Holding Ltd Employee Stock Purchase Plan
Our Employee Stock Purchase Plan (the “ESPP”) was approved by our shareholders in connection with our IPO and became effective on January 26, 2022. The ESPP is administered by the Compensation Committee unless another committee is designated by our Board (in either event, the ESPP Committee), and provides our employees and employees of participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of ordinary shares of the Company. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
As of April 30, 2022, 3,800,508 ordinary shares were available for issuance under the ESPP. The number of shares available for issuance under the ESPP is subject to an annual increase on May 1 of each year, in an amount equal to up to 1% of the ordinary shares issued and outstanding (on a fully-diluted basis) on the last day of the immediately preceding year as determined by the ESPP Committee in its discretion; provided that the maximum number of shares that may be issued under the ESPP in any event will not exceed 38,005,080 shares.

Credo Technology Group Holding Ltd 2015 Stock Plan
Prior to our IPO, we granted equity incentive awards pursuant to the 2015 Stock Plan, which provides for the discretionary grant of equity awards to our employees, non-employee directors and consultants and our subsidiaries’ employees and consultants. As of April 30, 2022, there were 11,360,745 of our ordinary shares underlying outstanding share options under the 2015 Stock Plan. Share options outstanding under the 2015 Stock Plan will remain subject to the terms of the 2015 Stock Plan and the applicable award agreement, and no further awards will be granted under the 2015 Stock Plan.
In the event we are party to a merger, sale or consolidation, all outstanding options under the 2015 Stock Plan will be subject to the agreement of merger, sale or consolidation, which may provide for, without the concept of the optionholder, (i) continuation or assumption of any outstanding options, (ii) substitution by the surviving corporation or its parent of new options for any outstanding options, (iii) full accelerated vesting of any outstanding options or (iv) cancellation of any outstanding share options and a payment to the holder equal to the excess, if any, of the fair market value of our ordinary shares covered by such option over the exercise price.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of April 30, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders
2021 Long-Term Incentive Plan	4,183,751	$ 11.65(2)	15,651,171
2021 Employee Stock Purchase Plan	—	—	3,800,508
2015 Stock Plan	11,360,745	$1.94	—
Amazon Warrant	40,000	$10.74	4,040,000
Total	15,584,496	$2.01	23,491,679
______________
(1)Includes ordinary shares issuable under the applicable plan upon the exercise of outstanding share options and/or the settlement of outstanding RSUs, as applicable.
(2)Represents the weighted-average exercise price of outstanding share options and does not take into account outstanding RSUs.
Director Compensation
The following table reflects certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended April 30, 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board in fiscal 2022. Mr. Brennan is a member of our Board who also serves as Chief Executive Officer, Mr. Lam is a member of our Board who also serves as Chief Operating Officer, Mr. Cheng is a member of our Board who also serves as Chief Technology Officer and none of these executives receives any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total Compensation ($)
Pantas Sutardja	11,250	300,000	311,250
Lip-Bu Tan	15,000	300,000	315,000
David Zinsner	18,750	300,000	318,750
Manpreet Khaira	12,500	300,000	312,500
Sylvia Acevedo	13,750	300,000	313,750

(1)    The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal 2022 for their service as a director, including any annual retainer fees, committee and/or chair fees.
(2)    The amounts reported in this column represent the aggregate grant date fair value of RSUs granted to the directors during fiscal 2022, as calculated in accordance with Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock unit awards in this column are described in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the 2022 fiscal year. The aggregate number of share and option awards outstanding for each of our non-employee directors as of April 30, 2022 was: Mr. Sutardja - 30,000 RSUs; Mr. Tan - 30,000 RSUs; Mr. Zinsner - 30,000 RSUs and 100,000 share options; Mr. Khaira - 30,000 RSUs; and Ms. Acevedo - 30,000 RSUs.
Our independent directors receive an annual retainer fee of $40,000 for their board service, which will be paid quarterly. Independent directors who serve as the chairpersons and members of the committees will receive additional annual fees as set forth in the table below.

Committee	Chairperson	Member
Audit	$2,000	$1,000
Compensation	$1,000	$500
Nominating and Corporate Governance	$1,000	$500
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed $120,000; and

•any of our directors, executive officers or beneficial holders of more than 5% of any class of our voting securities had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation.”
Series D+ Convertible Preferred Share Financing
Prior to our IPO, in December 2020 and May 2021, we issued and sold an aggregate of 9,880,977 of our Series D+ convertible preferred shares in multiple closings at a purchase price of at $5.80517 per share, for aggregate gross proceeds of approximately $57.4 million.
The following table sets forth the aggregate number of our Series D+ convertible preferred shares acquired by our directors, officers and beneficial owners of more than 5% of our voting securities in the financing transactions described above.

Investor(1)	Series D+ Preferred Shares
Lip-Bu Tan(2)	1,576,815
Entities affiliated with Celesta Capital(3)	982,641
Pin-Nan Tseng(4)	36,258
_______________
(1)Additional details regarding these participants and their equity holdings are provided in “Security Ownership of Certain Beneficial Owners and Management.”
(2)Consists of the shares purchased by Celesta Capital as described in note (3) below; 500,658 Series D+ convertible preferred shares purchased by China Walden Venture Investments II, L.P.; and 160,220 Series D convertible preferred shares and 93,516 Series D+ convertible preferred shares purchased by A&E Investment LLC. Mr. Tan, a member of our Board , is the Managing Director of China Walden Venture Investment II G.P., Ltd, which is the general partner of China Walden Venture Investments II, L.P., and the Manager of A&E Investment LLC, an entity owned by Mr. Tan’s family trust for which Mr. Tan is a joint trustee.
(3)Consists of 324,405 Series D+ convertible preferred shares purchased by Celesta Capital II, L.P. and 658,236 Series D+ convertible preferred shares purchased by Celesta Capital III, L.P (together with Celesta Capital II, L.P., “Celesta Capital”). Mr. Tan, a member of our Board, is the Managing Director of each of Celesta Capital GP II, Ltd., which is the General Partner of Celesta Capital II, L.P., and Celesta Capital GP III, LLC, which is the General Partner of Celesta Capital III, L.P.
(4)Consists of 22,776 Series D+ convertible preferred shares purchased by Capital TEN II, Inc.; 11,388 Series D+ convertible preferred shares purchased by Superior Intent Co., Ltd.; and 2,094 Series D+ convertible preferred shares purchased directly by Mr. Tseng. Mr. Tseng is a Director of each of Capital TEN II, Inc. and Superior Intent Co., Ltd. and was a member of our Board at the time of the transactions.
Registration Rights
Pursuant to our amended and restated members agreement, certain holders of our voting securities have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.
Director and Officer Indemnification
We have also entered into indemnification agreements with our directors and executive officers under which we have agreed to indemnify each such person and hold them harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which they have been made a party or in which they became involved by reason of the fact that they are or were our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements are subject to certain customary restrictions and exceptions. The indemnification agreements are governed under Cayman Islands law or New York law.
Equity Grants to Executive Officers and Directors
We have granted options and RSUs to our named executive officers and non-employee directors as more fully described in “Executive Compensation.”
Policies and Procedures for Related Party Transactions
In December 2021, we adopted a written Related Party Transaction Policy, which provides that our executive officers, directors, nominees for election as directors, persons known to us to be beneficial owners of more than 5% of our voting securities and any member of the immediate family of any of the foregoing persons (each a “Related Person”), are not permitted to enter into a related party transaction with us without the consent or ratification of the independent members of our Board or a designated committee thereof consisting solely of independent members (the “Committee”), subject to the exceptions described below. A “Related Person Transaction” means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships) involving the Company in which a Related Person has or will have a direct or indirect material interest, as determined by the Committee.

Subject to certain exceptions, our Secretary and legal department present any new Related Party Transactions, and proposed transactions involving Related Persons, to the Committee at its next occurring regular meeting. In approving or rejecting any such proposal, the Committee is to consider the relevant facts and circumstances, including the commercial reasonableness of the transaction's terms, the benefit and perceived benefit, or lack thereof, to the Company, the opportunity costs of alternative transactions, the materiality and character of the Related Person's interest and the Related Person's actual or apparent conflict of interest. Certain transactions do not require approval, including certain compensation arrangements of executive officers and directors, transactions involving the purchase or sale of products or services in the ordinary course of business not exceeding $120,000, transactions in which the Related Person's interest derives solely from his or her service as a director of another corporation that is party to the transaction; transactions in which the Related Person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person which is a party to the transaction; and, transactions where a Related Person's interest arises solely from the ownership of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis.
All related party transactions that were entered into since the adoption of this policy were reviewed and approved pursuant to this policy. Certain other related party transactions described in this section occurred prior to adoption of this policy and prior to our IPO, and as such, these transactions were not subject to the approval and review procedures set forth in the policy; however, these transactions were reviewed and approved by our Board.

ADDITIONAL INFORMATION
Future Shareholder Proposals and Nominations for the 2023 Annual General Meeting

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8
We expect to hold our 2023 Annual General Meeting (the “2023 Annual Meeting”) on or about September 20, 2023. Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2023 Annual Meeting, we must have received the written proposal by such shareholder at the mailing address of our business offices set forth below by no later than the close of business (6:00 p.m. Pacific Time) on April 10, 2023. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Proposals and Nominations Not for Inclusion in Proxy Statement
A shareholder proposal not included in our proxy statement for the 2023 Annual Meeting will be ineligible for presentation at the 2023 Annual Meeting unless the shareholder gives timely notice of the proposal accompanied by certain information in accordance with our Articles.

Non-Nomination Proposals
For matters other than the nomination for election of directors, timely notice must be delivered to, or mailed and received at, the principal executive officers of the Company not less than 90 nor more than 120 days prior to the one-year anniversary of the date of our 2022 Annual General Meeting, which anniversary date is September 20, 2023. To comply with our Articles, a shareholder must therefore provide appropriate notice to us no earlier than May 23, 2023 and no later than close of business (6:00 pm Pacific Time) on June 22, 2023. If, however, the Company's 2023 Annual Meeting occurs more than 30 days earlier or later than the one-year anniversary of the 2022 Annual General Meeting, then our Directors shall determine a date a reasonable period prior to the 2023 Annual Meeting by which a shareholder's notice must be delivered. This date will be publicized in a filing pursuant to the Exchange Act or via press release and shall occur at least 10 days prior to the date set by the Board.
The notice must contain (i) a brief description of the business desired to be brought before the 2023 Annual Meeting and the reasons for conducting such business at the 2023 Annual Meeting, (ii) the name and address of the shareholder, (iii) the class or series and number of shares of record the shareholder holds, (iv) whether and the extent to which hedging has been entered into by or on behalf of such shareholder and a description of any other agreement that affects the voting power of such shareholder, (v) any material interest the shareholder may have in the business proposed, and (vi) whether such shareholder will deliver a proxy to at least the percentage of the Company's voting shares required to carry the proposal.
Director Nominations
For nominations for election of directors, timely notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 nor more than 120 days prior to the 2023 Annual Meeting; provided, however, that if less than 130 days’ notice or prior public disclosure of the date of the 2023 Annual Meeting is given to shareholders, notice by the shareholder must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the 2023 Annual Meeting was mailed or such public disclosure was made.
The notice must contain: (i) for each shareholder (a) the information required for non-nomination proposals and (b) any other information required to be disclosed pursuant to the Nasdaq and SEC; and (ii) for each nominee (a) the information required for non-nomination proposals, (b) their business and residential address, (c) their principal occupation, (d) all information relating to the nominee that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Exchange Act, (e) a description of all direct and indirect compensation and any other material relationships between or among the shareholder and the nominee, and (f) a written consent of the proposed nominee(s) to being named as nominee and to serve as director if nominated.
In addition to the notice and information requirements contained in our Articles, to comply with the universal proxy rules, shareholders who, in connection with our 2023 Annual Meeting, intend to solicit proxies in support of director nominees other than our nominees, must provide notice that sets forth the information required by Rule 14a-19 no later than July 22, 2023.
We will not entertain any proposals or nominations at the 2023 Annual Meeting that do not meet the requirements set forth in Rule 14a-8 or our Articles, as applicable. We encourage shareholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All shareholder proposals or nominations pursuant to this section may be sent to our principal executive offices at: Credo Semiconductor Inc., 110 Rio Robles, San Jose, California 95134.
Householding — Shareholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our Notice or other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.
We expect that a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single Notice and, if applicable, a single set of other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, other proxy materials, you may write or email our Investor Relations department at 110 Rio Robles, San Jose, California, 95134, email ir@credosemi.com.
Any shareholders who share the same address and currently receive multiple copies of our Notice or other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about house holding.

OTHER MATTERS
At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the Annual Meeting. No eligible shareholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.
ANNUAL REPORT ON FORM 10-K
YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2022, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: CREDO SEMICONDUCTOR INC., 110 RIO ROBLES, SAN JOSE, CALIFORNIA, 95134, ATTN: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.CREDOSEMI.COM.
BY ORDER OF THE BOARD OF DIRECTORS,

WILLIAM J. BRENNAN
President, Chief Executive Officer
and Director
August 9, 2022

CREDO we connect.

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/CRDO** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CRDO

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Annual General Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of three Class I directors to serve until the 2025 Annual General Meeting:

Nominee	For	Withhold
01 - William (Bill) Brennan	☐	☐
02 - Chi Fung Cheng	☐	☐
03 - Yat Tung Lam	☐	☐

+

Proposal	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for Credo Technology Group Holding Ltd for the fiscal year ending April 29, 2023:	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

3 1 B V 5 4 6 0 1 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

03NY4D

2022 Annual General Meeting Admission Ticket

Upon arrival, please present this admission ticket and photo identification at the registration desk.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting. The material is available at: www.envisionreports.com/CRDO.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CRDO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Credo Technology Group Holding Ltd

Notice of 2022 Annual General Meeting

Proxy Solicited by Board of Directors for Annual General Meeting — September 20, 2022

Daniel Fleming and Adam Thorngate-Gottlund, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Credo Technology Group Holding Ltd to be held on September 20, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of the Class I directors and FOR item 2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.